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                                                                     EXHIBIT 5.1

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]


                                                                   June 13, 2003

Reliant Resources, Inc.
1111 Louisiana
Houston, Texas 77002

Ladies and Gentlemen:

         We have acted as special counsel to Reliant Resources, Inc., a Delaware corporation (the "Company"), in connection with the registration of up to an additional 15,000,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), and the associated rights to purchase Series A Preferred Stock, par value $.001 per share, of the Company (the "Rights") issuable pursuant to the Reliant Resources, Inc. Employee Stock Purchase Plan (the "Plan"). For purposes of this opinion, the "Additional Common Stock" means the additional 15,000,000 shares of Common Stock and the associated Rights that are originally issued by the Company pursuant to the Plan subsequent to the date hereof.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-8 (Registration No. 333-60124) as filed with the Securities and Exchange Commission (the "Commission") on May 3, 2001, under the Act; (ii) the Registration Statement on Form S-8 relating to the Plan as filed with the Commission on the date hereof under the Act (the "Registration Statement");
(iii) the Restated Certificate of Incorporation of the Company as in effect on the date hereof; (iv) the Restated By-Laws of the Company as in effect on the date hereof; (v) a specimen certificate representing the Common Stock; (vi) the Rights Agreement, effective as of January 15, 2001, between the Company and JP Morgan Chase Bank (as successor to The Chase Manhattan Bank), as Rights Agent (the "Rights Agreement"); (vii) the Plan, and (viii) certain resolutions of the Board of Directors of the Company, relating to, among other things, the Plan and the issuance of the Additional Common Stock. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such
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latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. We have assumed that the certificates representing the Additional Common Stock will be manually signed by an authorized officer of the transfer agent and registrar for the Additional Common Stock and registered by such transfer agent and registrar and will conform to the specimen thereof examined by us. We have also assumed that any issuance of Additional Common Stock will be effected in compliance with the terms of the Plan and that the consideration received by the Company for the Additional Common Stock delivered pursuant to the Plan will be in an amount at least equal to the par value of such Additional Common Stock.

         Members of our firm are admitted to the bar in Washington, D.C. and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinions stated herein.

         Based upon and subject to the foregoing, we are of the opinion that the shares of Additional Common Stock have been duly authorized for issuance by the Company and, when such shares of Additional Common Stock are issued, delivered and paid for in accordance with the terms and conditions of the Plan, such shares of Additional Common Stock will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                   Very truly yours,

                                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP